
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from financial statements for the period ended June 30, 2000 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-2000
<PERIOD-END>                               JUN-30-2000
<CASH>                                          47,754
<SECURITIES>                                     7,143
<RECEIVABLES>                                   59,274
<ALLOWANCES>                                       280
<INVENTORY>                                     12,149
<CURRENT-ASSETS>                               136,980
<PP&E>                                         808,646
<DEPRECIATION>                               (369,833)
<TOTAL-ASSETS>                                 748,396
<CURRENT-LIABILITIES>                           87,047
<BONDS>                                        401,482
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                         6,756
<OTHER-SE>                                     174,413
<TOTAL-LIABILITY-AND-EQUITY>                   748,396
<SALES>                                              0
<TOTAL-REVENUES>                               177,961
<CGS>                                                0
<TOTAL-COSTS>                                  167,055
<OTHER-EXPENSES>                                16,870
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                              16,870
<INCOME-PRETAX>                                  (183)
<INCOME-TAX>                                       188
<INCOME-CONTINUING>                              (357)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                     (357)
<EPS-BASIC>                                   (0.06)
<EPS-DILUTED>                                   (0.06)<F1><F2>

<F1>Amounts inapplicable or not disclosed as a separate line on the Balance
Sheet or Statement of Income are reported as 0 herein.
<F2>* Notes and accounts receivable - trade are reported net of allowances for doubtful accounts in the Balance Sheet.

